REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM


To the Board of Trustees of the
AmericaFirst Quantitative Funds and
the Shareholders of
AmericaFirst Quantitative Strategies
Fund, AmericaFirst Absolute Return
Fund,
AmericaFirst Income Trends Fund
and AmericaFirst Defensive Growth
Fund


In planning and performing our audits of the financial statements of AmericaFirst
Quantitative Strategies Fund,
AmericaFirst Absolute Return Fund,
AmericaFirst Income Trends Fund and
AmericaFirst Defensive Growth Fund
(the "Funds"), each a series of shares
of beneficial interest of the AmericaFirst
Quantitative Funds, as of and for the
year ended June 30, 2013, in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States), we considered
their internal control over financial
reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose of expressing our opinion
on the financial statements and to
comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Funds' internal
control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The Funds' internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the
United States of America ("GAAP").  A
company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United
States).  However, we noted no
deficiencies in the internal control over financial reporting and its operations, including controls over safeguarding securities that we consider to be material weaknesses, as defined above, as of June 30, 2013.





This report is intended solely for the
information and use of management, the
shareholders of the aforementioned
Funds and the Board of Trustees of the
AmericaFirst Quantitative Funds, and
the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone other
than these specified parties.







		BBD, LLP


Philadelphia, Pennsylvania
September 5, 2013